UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):                  November 27, 2007

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 27, 2007, I-trax, Inc., a Delaware corporation (“I-trax”), Pro Fitness Health Solutions, LLC, a New York limited liability company (“Pro Fitness”), Minute Men, Incorporated, a Connecticut corporation (“Minute Men”), and Daron Shepard, the sole manager and Chief Executive Officer of Pro Fitness, entered into a Member Interest Purchase Agreement (the “Acquisition Agreement”).  Pursuant to the terms of the Acquisition Agreement, I-trax is purchasing all of the outstanding membership interests of Pro Fitness from Minute Men (the “Acquisition”).

Pro Fitness, a privately-held company, provides employer-sponsored wellness and fitness programs, along with occupational health services, in 22 states and three Canadian provinces for more than 50 clients.  With nearly 500 employees located at more than 100 fitness and health centers, Pro Fitness also provides wellness services remotely to its clients’ employees at a significant number of locations.

The purchase price for the Acquisition is $7,500,000, subject to certain adjustments.  I-trax will deliver to Minute Men the purchase price as follows:  $6,000,000 in cash; shares of I-trax common stock valued at $750,000 on the date of issuance (the “Consideration Shares”); and a promissory note in the principal amount of $750,000 (the “Promissory Note”).  The Consideration Shares will be issued to Minute Men on the date of the closing of the Acquisition and will be held in escrow and the Promissory Note will be paid after I-trax completes its consolidated financial statements for 2008.  In undertaking the issuance of the Consideration Shares, I-trax plans to rely on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The purchase price is subject to the following adjustments.  Minute Men will receive an additional cash payment if the Pro Fitness business has gross profit for 2008 in excess of $2,450,000 (“Gross Profit Target”).  The additional cash payment will equal twice the amount by which the business of Pro Fitness exceeds the Gross Profit Target.  If the 2008 gross profit of the Pro Fitness business is less than the Gross Profit Target, then Minute Men will pay I-trax an amount equal to 3.164 times the amount by which the Gross Profit Target exceeds the 2008 gross profit of the Pro Fitness business.  Minute Men’s obligation to do so, however, is limited to the value of the Consideration Shares and the Promissory Note. Further, if the value of the Consideration Shares when they are released from escrow is less than the value of the Consideration Shares on the date of the closing, I-trax will pay Minute Men, in cash or in shares of I-trax common stock, an amount equal to the difference in value.

In addition to usual and customary closing conditions, there is a requirement that Pro Fitness deliver audited financial statements for the fiscal year ended December 31, 2006 and the nine month period ended September 30, 2007.  Although I-trax believes that I-trax and Pro Fitness will satisfy all conditions to closing, there can be no assurance that such conditions to closing will in fact be satisfied.

The parties anticipate that the Acquisition will close within 30 days.  I-trax expects to initially fund the cash portion of the Acquisition consideration by, among other things, expanding amounts available under its existing senior secured credit facility with Bank of America.

Other than in respect of the Acquisition Agreement, there are no material relationships between I-trax, its officers, directors and affiliates and their associates, on the one hand, and Pro Fitness and Minute Men and their respective officers, directors and affiliates and their associates, on the other hand.

The Acquisition Agreement is attached hereto as an exhibit and is incorporated herein by reference.  The foregoing summary is qualified in its entirety by reference to the Acquisition Agreement.

Safe Harbor Statement: Statements regarding aspects of I-trax’s business and its expectations as to the transaction with Pro Fitness set forth herein or otherwise made in writing or orally by I-trax may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although I-trax believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations.  Factors that might cause or contribute to such differences include, but are not limited to, whether I-trax and ProFitness will in fact satisfy the conditions to closing and complete the transaction described in this Current Report on Form 8-K, the ability of I-trax to integrate the Pro Fitness business successfully, demand for Pro Fitness’s products and services, uncertainty of future profitability and changing economic conditions.  These and other risks pertaining to I-trax are described in greater detail in I-trax’s filings with the Securities and Exchange Commission including those on Forms 10-K and 10-Q.

Item 3.02                      Unregistered Sales of Equity Securities.

The information regarding the issuance of the Consideration Shares provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated November 27, 2007, among I-trax, Inc., Pro Fitness Health Solutions, LLC, Minute Men, Incorporated and Daron Shepard.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: November 28, 2007	By:	/s/ Frank A. Martin
	Name:	Frank A. Martin
	Title:	Chairman

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated November 27, 2007, among I-trax, Inc., Pro Fitness Health Solutions, LLC, Minute Men, Incorporated and Daron Shepard.